                                                                    Exhibit 10.5



================================================================================



                 ----------------------------------------------

                       CLAL PHARMACEUTICAL RESOURCES L.P.

                   (AN ISRAELI LIMITED LIABILITY PARTNERSHIP)

                 ----------------------------------------------



                         LIMITED PARTNERSHIP AGREEMENT



================================================================================

                      CLAL PHARMACEUTICAL RESOURCES L.P.

                         LIMITED PARTNERSHIP AGREEMENT



                               Table of Contents
                               -----------------

                                  ARTICLE I.


                                 DEFINED TERMS

         1.1.         Definitions....................................  1
         1.2.         Currency.......................................  3


                                  ARTICLE II.

                                 ORGANIZATION

         2.1.         Formation of the Partnership...................  4
         2.2.         Name...........................................  4
         2.3.         Place of Business and Office...................  4
         2.4.         Purpose........................................  4
         2.5.         Term...........................................  5
         2.6.         Qualification in Other Jurisdictions...........  5


                                 ARTICLE III.

                    CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

         3.1.         Capital Contributions..........................  5
         3.2.         Sharing Percentages............................  6
         3.3.         Partner Loans..................................  7
         3.4.         No Partition...................................  8
         3.5.         Capital Accounts...............................  8
         3.6.         Grants.........................................  8


                                  ARTICLE IV.

                         ALLOCATIONS AND DISTRIBUTIONS

         4.1.         Allocations of Net Income and Net Loss.........  8
         4.2.         Distributions.................................. 10
         4.3.         Changes in Sharing Percentages................. 10
         4.4.         Tax Elections.................................. 11
         4.5.         Withholding.................................... 11

                                  ARTICLE V.

                   RIGHTS AND DUTIES OF THE GENERAL PARTNER

         5.1.         Management Power............................... 11
         5.2.         Restrictions on the Authority of the General
                      Partner........................................ 13
         5.3.         Duties and Obligations of the General
                      Partner........................................ 13
         5.4.         Other Business of Partners..................... 14


                                  ARTICLE VI.

                RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

         6.1.         No Participation in Management................. 14
         6.2.         No Authority to Act............................ 14
         6.3.         Liability of Limited Partners.................. 15
         6.4.         Representations and Indemnification............ 15


                                 ARTICLE VII.

                    TRANSFERABILITY OF INTERESTS; BUY/SELL

         7.1.         Transferability of Interests................... 16
         7.2.         Buy/Sell....................................... 17
         7.3.         Withdrawals of Partners........................ 18


                                 ARTICLE VIII.

          DISSOLUTION, LIQUIDATION AND TERMINATION OF THE PARTNERSHIP

         8.1.         Dissolution.................................... 19
         8.2.         Liquidation.................................... 19
         8.3.         Incorporation of the Partnership............... 21


                                  ARTICLE IX.

                    RECORDS AND ACCOUNTING; FISCAL AFFAIRS

         9.1.         Records and Accounting......................... 22
         9.2.         Tax Information................................ 22
         9.3.         Financial Reporting............................ 22

                                  ARTICLE X.

                                 MISCELLANEOUS

         10.1.        Notices........................................ 23
         10.2.        Entire Agreement; Amendments................... 23
         10.3.        Confidentiality................................ 23
         10.4.        Applicable Law................................. 24
         10.5.        Headings, etc.................................. 24
         10.6.        Binding Provisions............................. 24
         10.7.        No Waiver...................................... 24
         10.8.        Severability................................... 24
         10.9.        Counterparts................................... 25
         10.10.       Further Assurances............................. 25
         10.11.       Arbitration.................................... 25
         10.12.       Announcements and Publications................. 25

                         LIMITED PARTNERSHIP AGREEMENT
                                       OF
                       CLAL PHARMACEUTICAL RESOURCES L.P.


          LIMITED PARTNERSHIP AGREEMENT dated as of May 1, 1995, between Clal Pharmaceutical Resources (1995) Ltd., an Israeli private company limited by shares, as the General Partner, and C.T.P. Research and Development (1995) Ltd., an Israeli private company limited by shares ("C.T.P."), and PRI-Research, Inc., a Delaware corporation ("PRI-Research"), as the Limited Partners.

          WHEREAS, Pharmaceutical Resources, Inc., a New Jersey corporation ("PRI"), owning all of the issued and outstanding shares of PRI-Research, and Clal Pharmaceutical Industries Ltd., an Israeli private company limited by shares ("CPI"), owning all but one of the 100 issued and outstanding shares of C.T.P., entered into a Stock Purchase Agreement dated March 25, 1995 (the "SPA");

          WHEREAS, PRI and CPI, pursuant to the SPA, each agreed that either they or their subsidiaries would enter into a joint venture substantially in accordance with a Term Sheet annexed as Exhibit C to the SPA; and

          WHEREAS, the General Partner and the Limited Partners (collectively, the "Partners") desire to enter into this Agreement to provide for the formation of Clal Pharmaceutical Resources L.P. (the "Partnership") as a limited liability partnership under Israeli law and to set forth their respective rights, obligations and duties as Partners in the Partnership.

          NOW, THEREFORE, the Partners, in consideration of the mutual covenants herein contained, hereby covenant and agree as follows:


                                   ARTICLE I.

                                 DEFINED TERMS

          1.1.  Definitions.  The following defined terms used in this Agreement
                -----------
shall, unless the context otherwise requires, have the meanings specified in this Article I.

          "Affiliate" shall mean, with respect to C.T.P., CPI, Clal Industries Ltd., an Israeli corporation, and any direct or indirect wholly-owned subsidiaries thereof or of CPI or C.T.P., and shall mean, with respect to PRI-Research, PRI and any direct or indirect majority owned subsidiaries thereof.

          "Agreement" shall mean this Limited Partnership Agreement, as amended, modified, supplemented, or restated from time to time.

          "Americas" shall mean North America, South America, Central America and the Caribbean.

          "ANDAs" shall mean Abbreviated New Drug Applications pursuant to and under applicable FDA rules and regulations.

          "Buy/Sell Procedure" shall mean the procedure described in Section 7.2 hereof.

          "Capital Account" shall mean the capital account of each Partner described in Section 3.5 hereof.

          "Capital Contribution" shall mean the total amount of money and the net fair market value of any property contributed to the Partnership by a Partner or Partners.

          "CPI" shall mean Clal Pharmaceutical Industries Ltd., an Israeli private company limited by shares.

          "C.T.P." shall mean C.T.P. Research and Development (1995) Ltd., an Israeli private company limited by shares.

          "Fiscal Year" shall mean the fiscal year of the Partnership specified in Section 9.1(b) hereof.

          "General Partner" shall mean Clal Pharmaceutical Resources (1995) Ltd., an Israeli private company limited by shares.

          "Interest" shall mean the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement.

          "Limited Partners" shall mean C.T.P., PRI-Research and any other Person admitted as a limited partner of the Partnership, as provided herein, in such Person's capacity as a limited partner of the Partnership.


          "NDAs" shall mean New Drug Applications pursuant to and under applicable rules and regulations of the United States Food and Drug Administration.

          "Net Income" or "Net Loss" shall mean, for each Fiscal Year, an amount equal to the Partnership's net income or loss for such Fiscal Year, as determined in accordance with Israeli generally accepted accounting principles; provided, however, that upon distribution of any
                                --------  -------
asset by the Partnership, the difference between the adjusted basis and the fair market value (as determined in accordance with this Agreement) of such asset shall be taken into account as an item of Net Income or Net Loss.

          "Partners" shall mean both the General Partner and the Limited
Partners.

          "Partnership" shall mean the limited liability partnership governed hereby, as such limited partnership may from time to time be constituted.

          "Partnership Ordinance" shall mean the Israel Partnership Ordinance (New Version) 1975, as amended from time to time.

          "Person" shall mean any individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity.

          "PRI" shall mean Pharmaceutical Resources, Inc., a New Jersey corporation.

          "Sharing Percentages" shall mean those percentages specified in
Section 3.2(a) hereof, as adjusted from time to time pursuant to Section 3.2(b) hereof.

          "SPA" shall mean the Stock Purchase Agreement dated March 25, 1995, between CPI and PRI.

          1.2.  Currency.  The principal currency of the Partnership shall be
                --------
the New Israeli Shekel (NIS). All Capital Contributions, distributions or payments to or from any party hereunder, including, without limitation, the Capital Contributions denominated in United States Dollars in Section 3.1 hereof, may be made either in United States Dollars or in the NIS equivalent thereof, determined based upon the prevailing representative exchange rate determined by The Bank of Israel at 12:00 P.M., Tel Aviv time, on the Israeli business day before such capital contribution, distribution or payment is made.

                                  ARTICLE II.

                                  ORGANIZATION

          2.1.  Formation of the Partnership.  The Partners hereby agree to form
                ----------------------------
the Partnership as a limited liability partnership in accordance with the laws of the State of Israel, by filing a notice with the Israeli Registrar of Partnerships. The Partners agree to continue the business of the Partnership for the period and on the terms and conditions set forth herein.

          2.2.  Name.  The name of the Partnership shall be Clal Pharmaceutical
                ----
Resources L.P. The Hebrew name of the Partnership shall be Clal Mashabim Pharmazebtiem S.M. The business of the Partnership may be conducted, upon compliance with all applicable laws, under any other name agreed to in writing by the Partners. C.T.P. and its Affiliates shall retain the exclusive right to use the "Clal" name, and PRI-Research and its Affiliates shall retain the exclusive right to use the "Pharmaceutical Resources" name, in connection with all activities or operations outside of the Partnership. Upon the withdrawal of C.T.P. from the Partnership for any reason, the "Clal" name shall be deleted from the Partnership's name, and upon the withdrawal of PRI-Research from the Partnership for any reason, the word "Resources" shall be deleted from the Partnership's name.

          2.3.  Place of Business and Office.  The Partnership shall maintain
                ----------------------------
its principal office at 5 Druyanov Street, Tel Aviv, Israel. The General Partner may, at any time, change the location of the Partnership's principal office and may establish additional offices, both inside and outside the State of Israel, if it shall deem it advisable, after notice shall have been given to the Limited Partners. The Partnership's research and development facilities shall be primarily based in Israel, but the General Partner may, with the prior unanimous written consent of the Limited Partners, establish additional facilities outside Israel as it shall deem necessary or advisable for the Partnership's operations.

          2.4.  Purpose.  The Partnership, subject to the terms hereof, is
                -------
organized to engage in the research and development of generic pharmaceutical products, including, without limitation, solids, creams, ointments, suppositories and sustained release products, and to engage in such other related activities, including, without limitation, the manufacture and distribution of such products, as the General Partner may determine from time to time in accordance with Section 5.2(a)(ii) hereof.

          2.5.  Term.  The term of the Partnership shall commence upon its
                ----
formation in accordance with Israeli law, and shall continue through December 31, 2035, unless dissolved prior thereto pursuant to the provisions hereof.

          2.6.  Qualification in Other Jurisdictions.  The General Partner shall
                ------------------------------------
use its best efforts to cause the Partnership to be qualified to do business in each jurisdiction where the activities of the Partnership require such qualification under applicable law, except where the failure to be so qualified would not be materially adverse to the Partnership or its business.


                                  ARTICLE III.

                    CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

          3.1.  Capital Contributions.  (a) Upon the formation of the
                ---------------------
Partnership under Israeli law, the General Partner shall make a Capital Contribution to the Partnership in the amount of $40,000, and C.T.P. and PRI-Research shall make Capital Contributions to the Partnership in the amounts of $2,019,600 and $1,940,400, respectively.

          (b) The Partners shall make the following additional Capital
Contributions:

             (i) On the first anniversary of the date hereof, the General Partner shall make a Capital Contribution to the Partnership in the amount of $60,000, and C.T.P. and PRI-Research shall make Capital Contributions to the Partnership in the amounts of $3,029,400 and $2,910,600, respectively.

             (ii) On the second anniversary of the date hereof, the General Partner shall make a Capital Contribution to the Partnership in the amount of $50,000, and C.T.P. and PRI-Research shall make Capital Contributions to the Partnership in the amounts of $2,524,500 and $2,425,500, respectively.

          (c) All Capital Contributions pursuant to Section 3.1(b) hereof shall be made in cash, unless the Partners shall unanimously agree otherwise. In the event that the Partners shall agree to accept loans from a Partner or a guaranty of third-party debt by a Partner in lieu of Capital Contributions pursuant to
Section 3.1(b) hereof, such loans or guarantees shall be treated as Capital Contributions for purposes of this Section 3.1 and, except as provided in
Section 3.3(a) hereof, for purposes of Section 3.2(b) hereof, but for no other purposes of this Agreement.

          (d) Notwithstanding anything herein to the contrary, the Partners shall not be personally liable for the failure to make any Capital Contributions specified in Section 3.1(b) hereof. In the event of the failure of any Partner to make all or any portion of any such Capital Contributions, the sole remedies of the other Partners shall be as specified in Sections 3.2(b) and 3.3(a) hereof.

          (e) No additional Capital Contributions, other than those required pursuant to Sections 3.1(a) and (b) hereof, shall be made to the Partnership without the unanimous written consent of the Partners. Any such additional Capital Contributions shall, unless otherwise agreed, be made in proportion to the Partners' Sharing Percentages on the date thereof.

          3.2.  Sharing Percentages.  (a)  The initial Sharing Percentages of
                -------------------
the Partners shall be as follows: General Partner - 1.00%; C.T.P. - 50.49%; and PRI-Research - 48.51%.

          (b) Upon any failure of a Limited Partner to make all or any portion of any Capital Contributions specified in Section 3.1(b) hereof, the other Limited Partner shall be entitled to make all or any portion of such unpaid Capital Contributions on behalf of the first Limited Partner. Simultaneously with any Capital Contribution pursuant to Section 3.1(b) hereof or the first sentence of this Section 3.2(b), the Sharing Percentages of the Limited Partners shall be adjusted so that such Sharing Percentages shall be in proportion to the aggregate Deemed Contributions of each of such Limited Partners. For purposes hereof, a Limited Partner's "Deemed Contributions" shall equal the sum of (i) such Limited Partner's initial Capital Contributions pursuant to Section 3.1(a) hereof, (ii) any Proportional Contributions (as defined in Section 3.2(c) hereof) made by such Limited Partner, (iii) 200% of any Capital Contributions described in Section 3.1(b)(i) hereof made by such Limited Partner (on behalf of itself or on behalf of the other Limited Partner) to the extent such Capital Contributions do not constitute Proportional Contributions, and (iv) 111% of any additional Capital Contributions described in Section 3.1(b)(ii) hereof made by such Limited Partner (on behalf of itself or on behalf of the other Limited Partner) to the extent such Capital Contributions do not constitute Proportional Contributions. The General Partner's Sharing Percentage shall remain at 1.00% throughout the term of the Partnership.

          (c) For purposes of this Section 3.2, a Limited Partner's Capital Contributions shall be deemed to be "Proportional Contributions" only to the extent that the other Limited Partner shall make a corresponding Capital Contribution in proportion to its initial Sharing Percentage, as set forth in Section 3.2(a) hereof. Capital Contributions pursuant to
Section 3.1(a) hereof shall not be treated as Proportional Contributions for purposes of Section 3.2(b)(ii) hereof.

          (d) For purposes of illustration only, if, on the first anniversary of the date hereof, C.T.P. shall make its entire required Capital Contribution of $3,029,400, but PRI-Research shall make only $980,000 of its required Capital Contribution of $2,910,600, only $1,020,000 ($980,000 x 50.49% / 48.51%) of
C.T.P.'s $3,029,400 Capital Contributions would constitute Proportional Contributions. In such a situation, the aggregate Deemed Contributions of C.T.P. would be $7,058,400 ($2,019,600 + $1,020,000 + (200% x $2,009,400)) and
the aggregate Deemed Contributions of PRI-Research would be $2,920,400 ($1,940,400 + $980,000), and their Sharing Percentages would be adjusted to 70.03% and 28.97%, respectively.

          3.3.  Partner Loans.  (a)  In the event that any Limited Partner (a
                -------------
"Defaulting Partner") shall fail to make all or any portion of any additional Capital Contributions described in Section 3.1(b) hereof, the other Limited Partner, to the extent it shall not have made a Capital Contribution pursuant to
Section 3.2(b) hereof, shall be entitled to loan to the Partnership (i) all or any portion of the Capital Contributions that were not made by the Defaulting Partner, and (ii) all or any portion of its own required Capital Contributions that would not constitute Proportional Contributions. Any such loan shall be payable by the Partnership out of any cash flow from operations or any available refinancing proceeds and shall bear interest at one percentage point above the Prime Lending Rate announced by Citibank, N.A. from time to time. Notwithstanding the provisions of Section 3.1(c) hereof, any such loans shall not be treated as Capital Contributions for purposes of Section 3.2(b) hereof; provided, however, that a lending Partner who shall have made a loan pursuant to
- - - - --------  -------
this Section 3.3(a) shall be entitled, at any time, to convert all or any portion of the principal amount of such loans to Capital Contributions for all purposes of this Agreement (including for purposes of Section 3.2(b) hereof). Any such conversion shall be effective on the date the Partnership and the Defaulting Partner shall receive notice thereof.

          (b) Loans from the Partners to the Partnership (other than loans described in Section 3.3(a) hereof) may be requested by the General Partner at any time. Such loans shall be on such terms as shall be agreed to by all the Partners and shall be offered by the General Partner to the Partners in proportion to their initial Sharing Percentages, as set forth in Section 3.1(a) hereof. No Partner shall be required to make any loans to the Partnership.

          3.4.  No Partition.  No Partner shall have the right to require
                ------------
partition of the Partnership's property or to compel the sale of the Partnership's assets or the dissolution of the Partnership. Except as otherwise specified herein, no Partner shall have the right to demand or receive cash or other property for its Interest prior to the liquidation of the Partnership. No interest will be paid on any Partner's Capital Contributions or Capital Account.

          3.5.  Capital Accounts.  An individual Capital Account shall be
                ----------------
established and maintained for each Partner in accordance with this Section 3.5. Each Partner's Capital Account shall be credited with (i) such Partner's Capital Contributions and (ii) the amount of Net Income allocated to such Partner pursuant to Section 4.1(a) hereof. Each such Capital Account shall be debited with (i) the net fair market value of any property distributed to such Partner, as determined hereunder; (ii) the amount of any cash distributions to such Partner from the Partnership; and (iii) the amount of Net Loss allocated to such Partner pursuant to Section 4.1(b) hereof. Upon the transfer of any Interest, the transferee shall receive the portion of the Capital Account of the transferor attributable to the transferred Interest.

          3.6.  Grants.  The Partnership shall take all reasonable actions
                ------
necessary to solicit and obtain grants from governmental bodies inside and outside Israel. The General Partner shall seek to have the activities of the Partnership classified as an "approved enterprise" by the Israeli Investment Center, and to obtain grants from the Chief Scientist of the Israeli Ministry of Industry and Trade.


                                  ARTICLE IV.

                         ALLOCATIONS AND DISTRIBUTIONS

          4.1.  Allocations of Net Income and Net Loss.  (a)  For accounting
                --------------------------------------
purposes, Net Income for each Fiscal Year shall be allocated as follows:

             (i) First, to the General Partner to the extent of the aggregate amount of Net Loss, if any, previously allocated to it pursuant to Section 4.1(b)(iii) hereof which shall not have been offset by previous allocations of Net Income pursuant to this Section 4.1(a)(i);

             (ii) Next, among any Partners which shall have been allocated Net Loss pursuant to Section 4.1(b)(ii) hereof, in proportion to, and to the extent of, the aggregate amount of such Net Loss previously allocated to each of them which shall not have been offset by previous allocations of Net Income pursuant to this Section 4.1(a)(ii);

             (iii) Next, among any Partners which shall have been allocated Net Loss pursuant to Section 4.1(b)(i) hereof, in proportion to, and to the extent of, the aggregate amount of such Net Loss previously allocated to each of them which shall not have been offset by previous allocations of Net Income pursuant to this Section 4.1(a)(iii); and

          (iv) Thereafter, among the Partners in proportion to their respective Sharing Percentages.

          (b) Net Loss for each Fiscal Year shall be allocated as follows:

             (i) First, among the Partners in proportion to their respective initial Sharing Percentages set forth in Section 3.2(a) hereof until such allocation shall cause or increase a negative balance in any Limited Partner's Capital Account;

             (ii) Next, to the General Partner and any Limited Partner that shall not have a negative balance in its Capital Account, in proportion to their respective Sharing Percentages, until such allocation shall cause a negative balance in such Limited Partner's Capital Account; and

             (iii)  Thereafter, to the General Partner.

          (c) Each Partner's share of each item of the Partnership's income, gain, deduction, loss or credit for Israeli and United States income tax purposes shall be determined by the Partnership's accountants in accordance with the laws of such jurisdictions based, as closely as possible, on the allocations of Net Income and Net Loss contained herein. In the event that the Partnership shall incur any "Nonrecourse Liabilities" or "Partner Nonrecourse Debt", as such terms are defined under the Treasury Regulations promulgated pursuant to Section 704 of the United States Internal Revenue Code of 1986, as amended, the Partners shall amend the provisions of this Article IV to the extent necessary to allow the Limited Partners to claim "Nonrecourse Deductions" and "Partner Nonrecourse Deductions" for United States income tax purposes.

          4.2.  Distributions.  (a)  Each Limited Partner may, at any time or
                -------------
from time to time, by notice to the Partnership, request a distribution pursuant to this Section 4.2(a) for the purpose of paying any additional taxes (including estimated income tax payments) actually required to be paid within 45 days of the date of such request by such Limited Partner (or its consolidated tax group) with respect to any period in excess of the taxes that would have been due for such period if such Limited Partner had not been a Partner in the Partnership. Each such notice shall specify the type of tax and the amount (the "Tax Distribution Amount") of any such additional taxes. The General Partner shall cause the Partnership to distribute the Tax Distribution Amount to such Limited Partner, in cash, within thirty (30) days after any such distribution request. Simultaneously therewith, the General Partner shall cause the Partnership to distribute to each of the other Partners, an amount equal to the product of (i) the Tax Distribution Amount, and (ii) the ratio of such other Partner's Sharing Percentage to the Sharing Percentage of the Limited Partner that shall have requested the tax distribution (determined as of the date such distribution shall have been requested).

          (b) The General Partner shall cause the Partnership to distribute, in cash, within sixty (60) days after the close of each Fiscal Year, in addition to any distributions pursuant to Section 4.2(a) hereof, the amount of the Partnership's Excess Cash. For purposes hereof, the Partnership's "Excess Cash" shall be determined as of the last day of each Fiscal Year and shall equal the excess of (i) the amount of the Partnership's cash and cash equivalents on such date, over (ii) the sum of (A) the amount of the Partnership's anticipated future expenditures, as set forth in the budget described in Section 5.3(b) hereof, and (B) the amount of reasonable reserves for anticipated expenses, working capital, anticipated distributions pursuant to Section 4.2(a) hereof, or repayment of Partnership borrowings, as determined in good faith by the General Partner. Any distributions pursuant to this Section 4.2(b) shall be made among the Partners in proportion to their respective Sharing Percentages.

          (c) Notwithstanding Sections 4.2(a) and (b) above, upon dissolution of the Partnership, all liquidating distributions shall be made in the manner specified in Section 8.2 hereof.

          4.3.  Changes in Sharing Percentages.  In the event of any change in
                ------------------------------
the Partners' Sharing Percentages during any Fiscal Year, any Net Income or Net Loss required to be allocated for such Fiscal Year in accordance with such Sharing Percentages shall be allocated (a) for the portion of such Fiscal Year through the close of the calendar quarter in which such change shall occur, on the basis of the average of the Partners' Sharing Percentages as of the close of each calendar month during such period, and (b) for the remainder of such Fiscal Year, in accordance with the Partners' new Sharing Percentages. In the event of such a change, any distributions pursuant to Section 4.2(b) hereof with respect to such Fiscal Year shall be made among the Partners in proportion to amounts of Net Income allocated to each of them for such Fiscal Year (or, if there shall be no such Net Income, in proportion to the Partners' Sharing Percentages on the last day of such Fiscal Year).

          4.4.  Tax Elections.  All matters concerning the allocation of tax
                -------------
items among the Partners, tax elections under either Israeli or United States law (except as may otherwise be required by either of such countries' income tax laws) and accounting procedures not expressly and specifically provided for by the terms of this Agreement shall be determined in good faith by the General Partner, in consultation with the Partnership's accountants, on a basis which shall be equitable among the Partners and such determination shall be final and conclusive as to all of the Partners.

          4.5.  Withholding.  The Partnership shall have the right to deduct and
                -----------
withhold from any distributions hereunder, any taxes which the General Partner shall determine in good faith are required to be withheld therefrom. Any such withholding taxes shall be charged to the Capital Account of the Partner on whose behalf such taxes shall have been withheld. In the event that the Partnership shall be required to withhold any taxes on behalf of any Partner at any time other than the time of a distribution, the amount of such withholding shall be deemed to be a Tax Distribution Amount paid on behalf of such Partner and the other Partners shall be entitled to a simultaneous distribution in accordance with the last sentence of Section 4.2(a) hereof.


                                   ARTICLE V.

                    RIGHTS AND DUTIES OF THE GENERAL PARTNER

          5.1.  Management Power.  (a)  Except as otherwise expressly provided
                ----------------
herein, the General Partner shall have full, exclusive and complete discretion in the management and control of the affairs of the Partnership, shall make all decisions affecting the Partnership's affairs and shall have all of the rights, powers and obligations of a general partner of a limited partnership under the Partnership Ordinance and otherwise as provided by law. The General Partner shall not receive any compensation or fees for managing the Partnership or serving as general partner thereof.

          (b) Except as otherwise expressly provided herein, the General Partner shall have the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, shall be necessary or appropriate to manage the Partnership's affairs and fulfill the purposes of the Partnership, including by way of illustration and not by way of limitation, the power and authority from time to time to do the following:

              (i) to manage the Partnership's research and development and other activities;

              (ii) to employ and dismiss from employment any and all employees, agents, attorneys, accountants or consultants of the Partnership;

              (iii) to enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements or other instruments, including, but not limited to, contracts with one or more manufacturers, distributors, suppliers, or banks or trust companies, related to the Partnership's business;

              (iv) to establish and maintain one or more bank accounts for the Partnership in such bank or banks as the General Partner may, from time to time, designate as depositaries of the funds of the Partnership;

              (v) to borrow money and to repay, in whole or in part, any such borrowings;

              (vi) to designate and appoint one or more agents for the Partnership who shall have such authority as may be conferred upon them by the General Partner and who may perform any of the duties, and exercise any of the powers and authority conferred upon the General Partner hereunder, including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Partnership;

              (vii) to establish and maintain the books and records of the Partnership in accordance with Section 9.1 hereof;

              (viii) to prepare an annual budget and business plan for the Partnership in the manner described in Section 5.3(b) hereof;

              (ix) to solicit and obtain grants for the Partnership from governmental bodies inside and outside Israel;

              (x) to engage in legal action in the name of the Partnership and to prosecute, defend, settle or compromise all claims by or against third parties, and to execute all documents and make all representations, admissions and waivers in connection therewith; and

              (xi) to perform all normal business functions, and otherwise operate and manage the business and affairs of the Partnership, in accordance with, and as limited by, this Agreement.

Notwithstanding anything to the contrary contained herein, the acts of the General Partner in carrying on the business of the Partnership as authorized herein shall bind the Partnership.

          5.2.  Restrictions on the Authority of the General Partner.  (a)
                ----------------------------------------------------
Without the unanimous written consent of the Limited Partners, the General Partner shall not have the authority to:

              (i) do any act in contravention of this Agreement;

              (ii) cause the Partnership to research or develop any products other than those as shall be agreed in writing by all the Partners or to engage in any manufacturing, distribution or other related activities with respect to any products developed by the Partnership; and

              (iii)  admit any other Person as a Partner, except as specified in
     Section 7.1 hereof.

          (b) The General Partner shall not perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction.

          5.3.  Duties and Obligations of the General Partner.  (a)  The General
                ---------------------------------------------
Partner shall take all actions which may be necessary or appropriate for the continuation of the Partnership's valid existence as a limited liability partnership under the laws of the State of Israel and of each other jurisdiction in which such existence shall be necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct its business.

          (b) On or before the commencement of each Fiscal Year of the Partnership, the General Partner shall prepare an annual budget reflecting the anticipated receipts and expenditures of the Partnership for such Fiscal Year, and an annual business plan reflecting the anticipated activities and operations of the Partnership, including products to be developed, for such Fiscal Year.

          5.4.  Other Business of Partners.  (a) Except as otherwise expressly
                --------------------------
provided herein or in the SPA and notwithstanding the provisions of Section 39 of the Partnership Ordinance: (i) no Partner and no Affiliate thereof shall be prohibited from engaging in or possessing any interest in other business ventures of any kind, nature or description, independently or with others, whether such ventures shall be competitive with the Partnership or otherwise;
(ii) neither the Partnership nor any Partner shall have any rights or obligations by virtue of this Agreement or the relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom; and (iii) no Partner shall be obligated to present any such additional ventures to the Partnership and each Partner shall have the right to take for its own account (individually or as a shareholder, partner or fiduciary) any such additional opportunities.

          (b) Notwithstanding the provisions of Section 5.4(a) hereof, neither C.T.P. nor any of its Affiliates shall develop any product which shall have been researched or developed by the Partnership during the period in which C.T.P. or any of its Affiliates shall have been a Limited Partner, and neither PRI-Research nor any of its Affiliates shall develop any product which shall have been researched or developed by the Partnership during the period in which PRI-Research or any of its Affiliates shall have been a Limited Partner.


                                  ARTICLE VI.

                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

          6.1.  No Participation in Management.  The Limited Partners shall have
                ------------------------------
no right to control and shall take no part in the management or control of the Partnership's business but may exercise the rights and powers of Limited Partners under this Agreement. The exercise of such rights and powers are deemed to relate to material matters related to the business of the Partnership or matters affecting the basic structure of the Partnership.

          6.2.  No Authority to Act.  The Limited Partners shall have no power
                -------------------
to represent, act for, sign for or bind the Partnership. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on it by law and this Agreement.

          6.3.  Liability of Limited Partners.  The liability of the Limited
                -----------------------------
Partners shall be limited in accordance with the Partnership Ordinance.

          6.4.  Representations and Indemnification.  (a) Each Limited Partner
                -----------------------------------
hereby represents and warrants to the other Partners and the Partnership as follows:

              (i) It is a corporation duly organized, validly existing, and in good standing under the laws of the state of its formation. It has all requisite corporate power and authority to conduct its business and to enter into and perform its obligations under this Agreement in accordance with the terms hereof;

              (ii) It has taken all required corporate actions to approve and adopt this Agreement. This Agreement constitutes a duly authorized, valid and binding agreement on it and enforceable against it in accordance with its terms. Each person executing this Agreement on its behalf is duly authorized and empowered to do so;

              (iii) The execution and delivery of this Agreement and the consummation of the transactions as contemplated hereunder (A) do not, and will not, violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction currently applicable to it or any of its property or assets; and (B) do not, and will not violate or conflict with its charter or By-laws and/or Memorandum and Articles of Association, or any existing mortgage, indenture, contract, licensing agreement, financing statement or other agreement binding on it;

              (iv) All required consents and approvals, as well as any approvals or consents of any governmental authorities or any other third parties in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated hereunder, have been obtained by it, except for such filings or approvals required to be obtained from the Bank of Israel authorizing the exchange of New Israeli Shekels for United States Dollars and the transfer of such funds to the United States. No contract or agreement binding upon it restricts its ability to fulfill its obligations and responsibilities under this Agreement or to carry out the activities contemplated herein; and

              (v) It is not a party to or, to the best of its knowledge, threatened with any litigation or judicial or administrative proceeding that, if decided adversely to it, would delay or preclude the consummation of the transactions contemplated in this Agreement or have a material adverse effect upon the transactions contemplated hereby.

          (b) PRI-Research hereby represents and warrants to the Partnership and the other Partners that all of its issued and outstanding shares of stock are owned by PRI and that no options, warrants or other instruments which are exercisable for, or convertible into, any shares of its capital stock have been issued to any Person. C.T.P. hereby represents and warrants to the Partnership and the other Partners that all of its 100 issued and outstanding shares of capital stock are owned by CPI, except that one share is owned by Clal Industries Ltd., and that no options, warrants or other instruments which are exercisable for, or convertible into, any shares of its capital stock have been issued to any Person.

          (c) Each Limited Partner agrees to indemnify and hold harmless the other Partners and the Partnership and their respective employees, agents and Affiliates against all losses, liabilities, claims, damages, and expenses (including, but not limited to, reasonable counsel fees) resulting from or arising out of any actual or alleged misrepresentation or breach by such Limited Partner of any representation or warranty set forth in this Section 6.4 or elsewhere in this Agreement.



                                  ARTICLE VII.

                     TRANSFERABILITY OF INTERESTS; BUY/SELL

          7.1.  Transferability of Interests.  (a)  Except as provided in
                ----------------------------
Section 7.1(b) or Section 7.2 hereof, no Partner shall have the right to assign, transfer, sell, encumber, pledge or otherwise dispose of all or any portion of its Interest (a "Transfer") without the unanimous prior written consent of the other Partners, which consent may be granted or withheld by each Partner in its sole discretion.

          (b) Notwithstanding the provisions of Section 7.1(a) hereof, a Limited Partner may Transfer its Interest, in whole or in part, to one or more majority-owned subsidiaries, without obtaining the prior written consent of the other Partners; provided, however, that such Transfer shall not release such Limited
          --------  -------
Partner from its obligations hereunder; and, provided, further, that, as a
                                             --------  -------
condition to such Transfer,
each such subsidiary shall agree to be bound by the terms of this Agreement.

          (c) Each Limited Partner agrees that it will, upon the request of the General Partner, execute such certificates or other documents and perform such acts as the General Partner shall deem appropriate to preserve the limited liability of the Limited Partners under the laws of the jurisdictions in which the Partnership is doing business after any Transfer by that Limited Partner. Any purported Transfer in violation of the provisions of this Section 7.1 shall be null and void and shall not bind, or be recognized by, the Partnership.

          (d) Each Partner and each assignee thereof shall indemnify and hold harmless the Partnership, every other Partner and any Affiliate of the foregoing (each, an "Indemnified Person") against all losses, claims, damages, liabilities, costs and expenses (including reasonable counsel fees), joint or several, to which such Indemnified Persons may become subject by reason of or arising from any Transfer made by such Limited Partner in violation of this
Section 7.1.

          7.2.  Buy/Sell.  (a) Either Limited Partner may elect to institute the
                --------
Buy/Sell Procedure at any time after the third anniversary of the date hereof. Notwithstanding the foregoing, C.T.P. shall be entitled to institute the Buy/Sell Procedure at any time within two years after the occurrence of a "Third Party Transaction", as defined in Section 10.1(c) of the SPA, and PRI-Research shall not be entitled to institute the Buy/Sell Procedure during any period that C.T.P. or its Affiliates shall have a right to require PRI or any successors thereto to acquire C.T.P.'s Interest as a result of such a Third Party Transaction, pursuant to any effective agreement between PRI and CPI or their Affiliates.

          (b) In order to institute the Buy/Sell Procedure, a Limited Partner (the "Offeror") shall send the other Limited Partner (the "Offeree") a written notice (the "Buy/Sell Notice") specifying a value for the Partnership, net of liabilities (the "Net Value"). The Buy/Sell Notice shall contain an unconditional offer by the Offeror to either (i) purchase the entire Interest of the Offeree, together with all of the stock owned by the Offeree and its Affiliates in the General Partner, at the Offeree's Deemed Liquidation Value, or
(ii) sell its entire Interest, together with all of the stock owned by it and its Affiliates in the General Partner, to the Offeree at the Offeror's Deemed Liquidation Value. For purposes hereof, a Limited Partner's "Deemed Liquidation Value" shall equal the sum of (A) the amount such Limited Partner would have received in respect of its Interest had the Partnership been liquidated and the Net Value been distributed in cash in accordance with Section 8.2(b)(iv) hereof, plus (B) the product of
(1) the amount the General Partner would have received in respect of its Interest had the Partnership been liquidated and the Net Value been distributed in cash in accordance with Section 8.2(b)(iv) hereof, and (2) the percentage of the General Partner's stock owned by such Limited Partner and its Affiliates.

          (c) The Offeree shall have 60 days after its receipt of the Buy/Sell Notice to accept the offer described in either clause (i) or clause (ii) of
Section 7.2(b) hereof. If the Offeree shall not notify the Offeror, in writing, within such 60-day period that it shall have elected to accept the offer described in clause (ii) of such Section 7.2(b), the Offeree shall be conclusively deemed to have accepted the offer described in clause (i) thereof.

          (d) The closing of the purchase and sale of a Limited Partner's Interest and its (or its Affiliates') stock in the General Partner shall occur on a date designated by the Limited Partner purchasing such Interest and stock (the "Purchaser"), which date shall be no later than 120 days after the date of the Buy/Sell Notice. On the date of such closing, the Purchaser shall deliver the purchase price determined pursuant to Section 7.2(b) hereof to the Limited Partner selling its Interest (the "Seller"), in cash. In connection therewith, the Seller shall execute such documents as shall be necessary to convey its Interest to the Purchaser; and the Seller and/or its Affiliates shall deliver certificates representing all shares of stock owned by them in the General Partner to the Purchaser. The Interest and any stock in the General Partner sold to the Purchaser shall be conveyed free and clear of any liens, charges or encumbrances thereon (other than liens, charges or encumbrances placed thereon as a result of borrowings by the Partnership or the General Partner).

          (e) The Seller shall not solicit any employees of the Partnership or the General Partner (other than persons who are or were previously also employees of the Seller or its Affiliates) for a period of two years after the closing of any purchase and sale pursuant to the Buy/Sell Procedure. For purposes of the preceding sentence, the term "Affiliates" shall not include the Partnership or the General Partner.

          7.3.  Withdrawals of Partners.  No Partner shall withdraw from the
                -----------------------
Partnership prior to the Partnership's dissolution except in connection with a transfer of such Partner's entire Interest pursuant to this Article VII.

                                 ARTICLE VIII.

          DISSOLUTION, LIQUIDATION AND TERMINATION OF THE PARTNERSHIP

          8.1.  Dissolution.  The Partnership shall be dissolved upon the
                -----------
happening of any of the following events: (a) the expiration of its term; (b) the election of all the Partners to dissolve the Partnership; (c) the adjudication of bankruptcy of the Partnership; (d) the dissolution or adjudication of bankruptcy of the General Partner unless, within 90 days thereafter, Limited Partners holding at least 65% of the Sharing Percentages and 65% of the aggregate Capital Account balances on the date of the General Partner's dissolution or adjudication of bankruptcy, shall agree to continue the business of the Partnership and appoint a new General Partner; (e) the sale of all or substantially all of the assets of the Partnership for cash; and (f) any dissolution required by operation of law.

          8.2.  Liquidation.  (a)  Upon dissolution of the Partnership, the
                -----------
General Partner or a liquidator appointed by the General Partner shall wind up the affairs of the Partnership and liquidate its assets.

          (b) As soon as practicable after the date of dissolution of the Partnership, the Partnership's assets shall be distributed in the following manner and order:

              (i) the claims of all creditors of the Partnership who are not Partners shall be paid and discharged or adequately reserved against;

              (ii) the claims of the Partners as creditors of the Partnership shall be paid and discharged or adequately reserved against;

              (iii) the expenses of dissolution and winding up shall be paid and discharged or adequately reserved against; and

              (iv) the remaining assets of the Partnership shall be distributed to the Partners, in cash or in kind, in the manner set forth in Section 8.2(c) hereof, in accordance with the Capital Accounts of the Partners.

          (c) In connection with the liquidation of the Partnership, PRI-Research shall have the first option to receive all or any portion of any assets of the Partnership relating to the Partnership's operations in the Americas (including, without limitation, future revenues, intellectual property, trademarks, permits, ANDAs, NDAs, manufacturing and distribution rights and any tangible assets physically located in the Americas on the date of dissolution) as a liquidating distribution, and C.T.P. shall have the first option to receive all or any portion of any other assets of the Partnership, including, without limitation, the Israeli plant and equipment, as a liquidating distribution. In the event that a Limited Partner shall elect not to exercise such option with respect to any asset within 30 days after the effective date of the Partnership's dissolution, the other Limited Partner shall be granted the option, exercisable at any time within 30 days after the expiration of the first Limited Partner's option, to receive such asset as a liquidating distribution. The Limited Partners shall cooperate with respect to the development of any products under development by the Partnership on the date of such dissolution; all rights to manufacture and distribute in the Americas any such products shall be granted to PRI-Research, and all rights to manufacture and distribute any such products outside the Americas shall be granted to C.T.P. Any other assets of the Partnership shall be sold to third parties as part of the liquidation process or distributed to a liquidating trust for the benefit of the Partners. The fair market value of any assets distributed to any Limited Partner pursuant to this Section 8.2(c) shall be determined by an independent appraiser mutually acceptable to the Limited Partners and shall be applied against such Limited Partner's final Capital Account balance for purposes of Section 8.2(b)(iv) hereof. In the event that the fair market value of the assets distributable to any Limited Partner pursuant to this Section 8.2(c) shall exceed such Limited Partner's final Capital Account balance, such Limited Partner shall make a cash Capital Contribution to the Partnership in the amount of such excess. In the event that the final Capital Account balance of a Limited Partner shall exceed the fair market value of any assets distributable to such Limited Partner pursuant to this Section 8.2(c), such excess shall be distributed to such Limited Partner in cash. The General Partner's final Capital Account balance shall be distributed to it in cash. In the event that the foregoing order of distribution shall not be permitted under the Partnership Act, distributions shall be made as closely as legally possible to the order of distribution required hereby.

          (d) In the event the General Partner shall have a deficit balance in its Capital Account following the liquidation of the Partnership or its Interest, after taking into account all adjustments to such Capital Account for the Fiscal Year in which such liquidation occurs, it shall be unconditionally obligated to restore the amount of such deficit to the Partnership, as a Capital Contribution, by the end of such Fiscal Year (or, if later, within 90 days of the final date of such liquidation). No Limited Partner with a deficit balance in its Capital Account shall be required to restore the amount of such deficit balance to the Partnership upon liquidation of the Partnership or such Limited Partner's Interest therein.

          (e) If there shall be any pending transaction or claim by or against the Partnership as to which the interest or obligation of any Partner therein cannot, in the judgment of the General Partner or the liquidator, be then ascertained, the value thereof or probable loss therefrom may be excluded from the valuation of assets for purposes of computing such Partner's Capital Account upon liquidation. No amount shall be paid or charged to any such Partner's Capital Account in respect of any such transaction or claim until its final settlement or such earlier time as the General Partner or the liquidator shall determine. Moreover, the Partnership may retain from any sums due any such Partner an amount which the General Partner or the liquidator shall estimate to be sufficient to cover the share of such Partner in any probable loss or liability on account of such transaction or claim. The General Partner or the liquidator shall, at the earliest practicable time, distribute any assets (or proceeds realized from the sale thereof) excluded or retained pursuant to this
Section 8.2(e) to each Partner from whom such assets or proceeds shall have been withheld.

          8.3.  Incorporation of the Partnership.  The Partners shall review the
                --------------------------------
structure of the Partnership as a limited liability partnership under Israeli law upon the request of any Partner. In the event that any Partner shall request that the Partnership (a) be converted into a corporation or other form of entity or (b) organize a corporate subsidiary to conduct all or any part of the Partnership's operations, such conversion, or the formation of such subsidiary, shall be effectuated on terms acceptable to all the Partners if the prior written consent of each other Partner thereto shall have been obtained.
No Partner shall unreasonably withhold its consent to any request to convert the Partnership into another entity or to organize such a corporate subsidiary; provided, however, that a Partner shall not be deemed to have unreasonably
- - - - --------  -------
withheld its consent to such a conversion or organization of a subsidiary if it shall obtain an opinion of its counsel that such conversion or organization of a subsidiary would have a reasonable possibility of resulting in significant adverse tax or regulatory consequences to such Partner or the Partnership.

                                  ARTICLE IX.

                     RECORDS AND ACCOUNTING; FISCAL AFFAIRS

          9.1.  Records and Accounting.  (a)  Proper and complete records and
                ----------------------
books of account of the business of the Partnership shall be maintained by the General Partner at the Partnership's principal place of business, and each Limited Partner or its duly authorized representative shall have access to them, upon reasonable notice and for a proper purpose, at all reasonable times during business hours.

          (b) The books and records of the Partnership shall be kept on the basis of accounting determined by the General Partner. The financial statements of the Partnership shall be prepared on a monthly basis in accordance with Israeli generally accepted accounting principles consistently applied denominated in NIS and restated to the general purchasing power of the Israeli currency, and shall be appropriate and adequate for the Partnership's business and for carrying out all provisions of this Agreement. In addition, similar financial statements prepared in accordance with United States generally accepted accounting principles consistently applied and denominated in U.S. Dollars shall be prepared and furnished to PRI-Research, at the expense of the Partnership, at each time Israeli financial statements shall be prepared. In the event of any conflict between the Partnership's Israeli and United States financial statements, the Israeli financial statements shall be controlling.
The Fiscal Year of the Partnership shall end on December 31.

          9.2.  Tax Information.  Within 60 days after the end of each Fiscal
                ---------------
Year, the General Partner will cause to be delivered to each Person who was a Partner at any time during such Fiscal Year all information necessary for the preparation of such Partner's income tax returns in Israel, the United States and any other jurisdiction (federal, state or local) in which a Partner shall be required to file an income tax return as a result of the Partnership's operations. The Partnership shall, if required under the United States tax laws, file an annual partnership return of income in the United States on Form 1065 (or any successor form) in accordance with all applicable requirements of such United States tax laws.

          9.3.  Financial Reporting.  The Partnership shall provide each
                -------------------
Partner, in a timely manner, such information which such Partner's auditors shall require in order to comply with any applicable laws, regulations or guidelines in Israel or the United States. The Partnership shall be audited as of the Saturday closest to September 30 in each Fiscal Year, and as of such other dates as shall be requested by any Partner.

                                   ARTICLE X.

                                 MISCELLANEOUS

          10.1. Notices.  All notices hereunder shall be in writing and shall be
                -------
given: (a) if to the General Partner or the Partnership, at the address of the Partnership's principal office, as set forth in Section 2.3 hereof, or at such other address designated in writing to the Limited Partners, (b) if to PRI-Research, at One Ram Ridge Road, Spring Valley, New York 10977 (attention:
Kenneth I. Sawyer), fax number: (914) 425-5097, or such other address or fax number as PRI-Research shall have designated in writing to the other Partners, or (c) if to C.T.P., at Clal House, 5 Druyanov Street, Tel Aviv 63143, Israel (attention: Zeev Zehavi), fax number: (011-972-3) 293633, with a copy to Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036 (attention: Jeffrey A. Horwitz, Esq.), fax number (212) 969-2900, or such other address or fax number as C.T.P. shall have designated in writing to the other Partners. Any notice shall be deemed to have been given if personally delivered or sent by express commercial courier or delivery service or by telegram, telefax, telex or facsimile transmission. Any notice given in any other manner shall be deemed given when actually received. Any notice delivered by a Limited Partner to the General Partner shall be simultaneously delivered to the other Limited Partner in the manner set forth in this Section 10.1.

          10.2. Entire Agreement; Amendments.  This Agreement constitutes the
                ----------------------------
entire understanding of the parties hereto and supersedes the Term Sheet annexed to the SPA. This Agreement shall not be amended except by an instrument in writing signed by all the Partners.

          10.3. Confidentiality.  (a)  Each Partner hereby agrees that it and
                ---------------
its Affiliates, and each of their respective agents, representatives and employees shall, at no time prior to the dissolution of the Partnership, in any manner, directly or indirectly disclose to any third party, firm or corporation, or use for any purpose other than the exclusive benefit of the Partnership, any Confidential Information or any Invention.

          (b) For purposes hereof, "Confidential Information" shall mean any information and/or data which the Partnership conceives, originates, discovers, develops or acquires, by whatsoever means, including but not limited to information and/or data, whether or not in tangible form, relating to the products, technology, processes or practices of the Partnership, which information or data is not generally available, without restriction, to the public; provided, however, that
                                               --------  -------
Confidential Information shall exclude (i) information and/or data which enters the public domain otherwise than by reason of a breach of this Section 10.3,
(ii) information and/or data that a Partner can document was in its possession prior to its receipt thereof from the Partnership, (iii) information and/or data which a Partner can document was independently developed by such Partner without reference or recourse to information supplied by the Partnership, and (iv) information a Partner shall be required to disclose by law, the applicable rules of any stock exchange or by order of any court of competent jurisdiction.

          (c) For purposes hereof, "Inventions" shall mean any and all discoveries, innovations, improvements, concepts and ideas, whether patentable or not, including but not limited to, methods, devices, formulas and techniques, improvements thereon and knowhow related thereto, which are conceived and/or reduced to practice by the Partnership.

          10.4. Applicable Law.  This Agreement shall be governed by, and
                --------------
construed in accordance with, the laws of the State of Israel.

          10.5. Headings, etc.  The headings in this Agreement are inserted for
                -------------
convenience of reference only and shall not affect the interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter genders.

          10.6. Binding Provisions.  The covenants and agreements contained
                ------------------
herein shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

          10.7. No Waiver.  The failure of any Partner to seek redress for
                ---------
violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

          10.8. Severability.  If any sentence, paragraph or Section of this
                ------------
Agreement shall be declared by a court of competent jurisdiction to be void, such sentence, paragraph or Section shall be deemed severed from the remainder of the Agreement and the balance of the Agreement shall remain in effect.

          10.9.  Counterparts.  This Agreement may be executed in several
                 ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          10.10. Further Assurances.  Each of the Partners hereby agrees that it
                 ------------------
shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other Partner may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          10.11. Arbitration.  Any disagreement or dispute among the Partners
                 -----------
arising hereunder or in connection with the transactions hereunder shall be resolved by arbitration by a single arbitrator. The arbitration shall be held in Tel Aviv and shall be conducted in the English language, in accordance with the Israel Arbitration Law - 1968; provided, however, that if the provisions of
                                   --------  -------
this Section 10.11 are in conflict with such law, the provisions hereof shall prevail. The arbitrator shall be selected by agreement of the parties, and, failing such agreement within ten (10) days after either party shall have requested such arbitration, the arbitrator shall be appointed by the then President of the Israel Bar Association. The arbitrator's award shall be final and binding upon the parties, and judgment upon the arbitral award may be entered by any court of competent jurisdiction. Unless the arbitrator shall otherwise determine, the parties shall bear equally the fees and expenses of the arbitrator. Each of the parties shall bear its own expenses in connection with the arbitration, but in the event that court proceedings are instituted in connection with this Agreement or in connection with any arbitration hereunder, the party prevailing in such proceedings shall be entitled to recover its reasonable attorneys' fees and expenses. This provision shall be deemed to be an arbitration agreement for the purposes of the Israel Arbitration Law.

          10.12. Announcements and Publications.  The Partners shall consult
                 ------------------------------
with each other, to the extent practicable, as to the form and substance of any press releases and other third party communications or disclosures relating to this Agreement or any of the transactions contemplated hereby. No Partner (or Affiliate thereof) shall be prohibited from issuing or filing any press release or other third party communication or disclosure which, upon advice of its legal counsel, shall be deemed necessary or required under applicable law or the applicable rules of any stock exchange, provided that such Partner shall have first consulted with the other Partners as to the form and content of such disclosure.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                    GENERAL PARTNER:


                    CLAL PHARMACEUTICAL RESOURCES
                      (1995) LTD.


                    By     /s/ Mair Laiser
                       -------------------------------


                    By     /s/ Kenneth I. Sawyer
                       -------------------------------


                    LIMITED PARTNERS:


                    C.T.P. RESEARCH AND DEVELOPMENT
                      (1995) LTD.


                    By    /s/ Mony Ben-Dor
                       --------------------------------


                    By    /s/ Zeev Zehavi
                       --------------------------------


                    PRI RESEARCH INC.


                    By   /s/ Kenneth I. Sawyer
                       --------------------------------